UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2007

optionsXpress Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

39 S. LaSalle, Suite 220, Chicago, Illinois		60603
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-630-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2007, the Company announced the appointment of Howard C. Draft to the Company’s Board of Directors effective April 24, 2007. Mr. Draft was not selected pursuant to any arrangement or understanding with any person. He was appointed to fill the vacant position on the Board and was not appointed to any committees of the Board at the time of his appointment. Mr. Draft will serve as director until the 2009 annual shareholders meeting at which time he will be subject to reelection by the Company’s shareholders.

Mr. Draft is Chairman and Chief Executive Officer of Draftfcb in Chicago, the global, behavior-based, integrated marketing communications firm resulting from the combination of Draft and Foote Cone & Belding by the Interpublic Group in 2006. Draftfcb has over 9,000 employees in 110 countries and provides marketing services to globally recognized companies including Hewlett-Packard, S.C. Johnson and Motorola. Mr. Draft is widely recognized as a pioneer in direct marketing and integrated marketing offerings.

Mr. Draft was one of the 13 original members of Kobs and Brady, whose name would be changed three times to, Draft Direct Worldwide (1995), Draft Worldwide (1997), and eventually just Draft (2003). Mr. Draft holds a B.A. degree in philosophy and art history from Ripon College in Ripon, Wisconsin. He has served as a member of the Board of Chicago's After School Matters and the Board of Trustees of Pediatric AIDS Chicago.

A copy of the press release is furnished as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

optionsXpress Holdings, Inc.

April 24, 2007	By:	Adam DeWitt

Name: Adam DeWitt
Title: CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated April 24, 2007, entitled "optionsXpress Holdings, Inc. Appoints New Director"